Exhibit 99.1
FOR IMMEDIATE RELEASE

ADAMS RESOURCES & ENERGY, INC. ANNOUNCES
THIRD QUARTER 2023 RESULTS AND DECLARES QUARTERLY DIVIDEND

Houston, Texas (Wednesday, November 8, 2023) -- Adams Resources & Energy, Inc. (NYSE AMERICAN: AE) (“Adams” or the “Company”), a company engaged in marketing, transportation, logistics and repurposing of crude oil, refined products and dry bulk materials, today announced operational and financial results for the quarter ended September 30, 2023. The Company also declared a quarterly cash dividend of $0.24 per common share.

Q3 2023 Financial Summary

•Total revenue of $760.6 million, versus $852.9 million for the third quarter of 2022.

•Net earnings of $2.3 million, or $0.88 per diluted common share, compared to earnings of $0.8 million, or $0.32 per common share for the second quarter of 2023 and net earnings of $2.2 million, or $0.50 per diluted common share for the third quarter of 2022.

•Net cash provided by operating activities of $11.4 million for the third quarter of 2023, a decrease of $28.6 million from the prior-year quarter. This decrease was primarily driven by the timing of payments and receipts from crude oil customers and changes in inventory due to fluctuations in crude oil pricing and barrels held.

•Adjusted cash flow of $4.8 million for the third quarter of 2023, compared to $7.1 million for the second quarter of 2023 and $12.6 million in the prior-year.

•Cash and cash equivalents were $16.3 million as of September 30, 2023, versus $9.0 million at June 30, 2023, primarily due to the timing of receipts and early payments from crude oil customers.

•Liquidity of $55.9 million at September 30, 2023, versus $48.6 million at June 30, 2023.

•Paid dividends totaling $0.24 per share during the third quarter of 2023. The Company has consistently paid a dividend since 1994.

Adjusted cash flow is a non-generally accepted accounting principle (“non-GAAP”) financial measure that is defined and reconciled, along with the non-GAAP financial measures adjusted net (losses) earnings and adjusted net (losses) earnings per diluted common share, in the financial tables later in this release.

Additional Operational Highlights

•Adams’ crude oil marketing subsidiary, GulfMark Energy, Inc. (“GulfMark”), marketed 92,556 barrels per day (“bpd”) of crude oil during the third quarter of 2023, compared to 91,878 bpd during the third quarter of 2022 and 92,152 bpd during the second quarter of 2023.

•The collective fleet of Service Transport Company (“Service Transport”), Adams’ liquid chemicals, pressurized gases, asphalt and dry bulk transportation subsidiary, traveled 6.51 million miles during the third quarter of 2023, versus 6.78 million miles during the third quarter of 2022 and 6.30 million miles during the second quarter of 2023.

•Adams’ crude oil pipeline and storage segment, which includes the Victoria Express Pipeline System (“VEX Pipeline System”), throughput was 8,548 bpd for the third quarter of 2023, compared to 9,963 bpd for the third quarter of 2022 and 8,560 bpd for the second quarter of 2023, and terminalling volumes were 9,350 bpd for the third quarter of 2023, compared to 9,716 bpd in the third quarter of 2022, and 10,785 bpd for the second quarter of 2023.

•The logistics and repurposing segment, which includes the Firebird Bulk Carriers, Inc. (“Firebird”) and Phoenix Oil, Inc. (“Phoenix”) businesses acquired in August 2022, had a positive impact on quarterly cash flow.

•Remained solidly positioned with 307,175 barrels of crude oil inventory at September 30, 2023, compared to 328,562 barrels at December 31, 2022.

“Our performance in the third quarter showcased several encouraging highlights in a very challenging environment. Our crude oil marketing segment demonstrated a sequential increase in operating income despite a number of headwinds,” said Kevin J. Roycraft, Chief Executive Officer of Adams. “Moreover, we increased our cash balance and liquidity and nearly tripled our net income on a sequential basis.”

Capital Investments and Dividends

During the third quarter of 2023, the Company had capital expenditures of $3.0 million primarily for the previously announced purchase of ten tractors, eight trailers and other field equipment. In addition, Adams paid dividends of $0.6 million, or $0.24 per common share.

As part of Adams’ on-going capital allocation strategy, the Board of Directors declared a quarterly cash dividend for the third quarter of 2023 of $0.24 per common share, payable on December 15, 2023, to shareholders of record as of December 1, 2023.

Outlook

“We believe the challenges facing our GulfMark and Service Transport segments are expected to remain in place for the next few months, with a gradual recovery to begin late in the first half of 2024,” Mr. Roycraft continued. “Our Company remains in a very strong financial position to navigate the continued macroeconomic challenges affecting our industries. We are well-prepared to deliver meaningful performance when our key markets begin to improve. In addition, our continued commitment to our dividend should deliver long-term value to our shareholders,” Mr. Roycraft concluded.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of adjusted cash flow, adjusted net earnings (losses) and adjusted earnings (losses) per common share. The accompanying schedules provide definitions of these non-GAAP financial measures and reconciliations to their most directly comparable financial measures calculated and presented in accordance with GAAP. Company management believes these measures are useful indicators of the financial performance of our business and uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against peer companies. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flow provided by operating activities, earnings per share or any other measure of financial performance calculated and presented in accordance with GAAP. Adams’ non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as Adams does.

Conference Call

The Company will host a conference call to discuss its third quarter results on Thursday, November 9, 2023 at 9:00 a.m. ET (8:00 a.m. CT). To participate in the live conference call, dial 1-844-413-3976 (Toll-Free) within the U.S., or 1-412-317-1802 (Toll-Required) outside the U.S., or log into the webcast, available on Adams’ investor relations website at adamsresources.com/investor-relations. A replay will also be available on the Company’s website or by dialing 1-877-344-7529 (Toll-Free) within the U.S., or 1-412-317-0088 (Toll-Required) outside the U.S. and entering code 6806573.

About Adams Resources & Energy, Inc.

Adams Resources & Energy, Inc. is engaged in crude oil marketing, transportation, terminalling and storage, tank truck transportation of liquid chemicals and dry bulk, interstate bulk transportation logistics of crude oil, condensate, fuels, oils and other petroleum products and recycling and repurposing of off-specification fuels, lubricants, crude oil and other chemicals through its subsidiaries, GulfMark Energy, Inc., Service Transport Company, Victoria Express Pipeline, LLC, GulfMark Terminals, LLC, Firebird Bulk Carriers, Inc. and Phoenix Oil, Inc. For more information, visit www.adamsresources.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, capital deployment plans and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, and any other risk factors included in Adams’ reports filed with the Securities and Exchange Commission. However, there can be no assurance that such expectation or belief will result or be achieved. Unless legally required, Adams undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact

Tracy E. Ohmart
EVP, Chief Financial Officer
tohmart@adamsresources.com
(713) 881-3609

Investor Relations Contact

John Beisler or Steven Hooser
Three Part Advisors
(817) 310-8776

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues:
Marketing	$719,925	$814,394	$1,913,673	$2,524,465
Transportation	24,206	29,830	75,103	86,054
Pipeline and storage	59	—	308	—
Logistics and repurposing	16,424	8,677	46,458	8,677
Total revenues	760,614	852,901	2,035,542	2,619,196

Costs and expenses:
Marketing	710,169	807,316	1,894,416	2,498,474
Transportation	19,642	23,732	62,315	68,271
Pipeline and storage	659	640	2,350	1,799
Logistics and repurposing	15,121	7,582	41,448	7,582
General and administrative	4,162	4,630	10,649	12,860
Depreciation and amortization	6,936	6,008	21,289	16,109
Total costs and expenses	756,689	849,908	2,032,467	2,605,095

Operating earnings	3,925	2,993	3,075	14,101

Other income (expense):
Interest and other income	119	338	893	665
Interest expense	(1,027)	(119)	(2,525)	(369)
Total other (expense) income, net	(908)	219	(1,632)	296

Earnings before income taxes	3,017	3,212	1,443	14,397
Income tax provision	(759)	(1,022)	(357)	(3,641)

Net earnings	$2,258	$2,190	$1,086	$10,756

Earnings per share:
Basic net earnings per common share	$0.89	$0.50	$0.43	$2.46
Diluted net earnings per common share	$0.88	$0.50	$0.42	$2.44

Dividends per common share	$0.24	$0.24	$0.72	$0.72

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$16,313	$20,532
Restricted cash	8,575	10,535
Accounts receivable, net of allowance for doubtful accounts	219,263	189,039
Inventory	27,650	26,919
Derivative assets	5	—
Income tax receivable	510	—
Prepayments and other current assets	2,470	3,118
Total current assets	274,786	250,143

Property and equipment, net	111,042	106,425
Operating lease right-of-use assets, net	6,212	7,720
Intangible assets, net	8,407	9,745
Goodwill	6,673	6,428
Other assets	3,475	3,698
Total assets	$410,595	$384,159

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$226,613	$204,391
Accounts payable – related party	—	31
Derivative liabilities	—	330
Current portion of finance lease obligations	6,863	4,382
Current portion of operating lease liabilities	2,769	2,712
Current portion of long-term debt	2,500	—
Other current liabilities	13,856	19,214
Total current liabilities	252,601	231,060
Other long-term liabilities:
Long-term debt	20,000	24,375
Asset retirement obligations	2,499	2,459
Finance lease obligations	22,292	12,085
Operating lease liabilities	3,446	5,007
Deferred taxes and other liabilities	15,696	15,996
Total liabilities	316,534	290,982

Commitments and contingencies

Shareholders’ equity	94,061	93,177
Total liabilities and shareholders’ equity	$410,595	$384,159

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Operating activities:
Net earnings	$2,258	$2,190	$1,086	$10,756
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	6,936	6,008	21,289	16,109
Gains on sales of property	(663)	(771)	(1,429)	(1,709)
Provision for doubtful accounts	39	(12)	29	(20)
Stock-based compensation expense	389	254	1,044	712
Change in contingent consideration liability	—	—	(2,566)	—
Deferred income taxes	773	(1,429)	3	(1,761)
Net change in fair value contracts	(35)	(1,254)	(335)	(1,884)
Changes in assets and liabilities:
Accounts receivable	(60,869)	73,777	(30,253)	(56,060)
Accounts receivable/payable, affiliates	—	17	(31)	17
Inventories	(1,127)	32,080	(731)	(10,259)
Income tax receivable	(41)	—	(510)	6,424
Prepayments and other current assets	138	86	648	468
Accounts payable	63,845	(74,219)	22,239	46,925
Accrued liabilities	(145)	3,875	(2,709)	6,489
Other	(52)	(592)	64	(375)
Net cash provided by operating activities	11,446	40,010	7,838	15,832

Investing activities:
Property and equipment additions	(3,009)	(2,014)	(8,917)	(6,797)
Acquisition of Firebird and Phoenix, net of cash acquired	—	(33,590)	—	(33,590)
Proceeds from property sales	1,634	835	3,078	2,209
Insurance and state collateral refunds	—	331	—	331
Net cash used in investing activities	(1,375)	(34,438)	(5,839)	(37,847)

Financing activities:
Borrowings under Credit Agreement	38,000	15,000	76,000	45,000
Repayments under Credit Agreement	(38,625)	—	(77,875)	(30,000)
Principal repayments of finance lease obligations	(1,697)	(1,185)	(4,944)	(3,491)
Net proceeds from sale of equity	—	—	549	283
Dividends paid on common stock	(619)	(1,054)	(1,908)	(3,180)
Net cash (used in) provided by financing activities	(2,941)	12,761	(8,178)	8,612

Increase (Decrease) in cash and cash equivalents, including restricted cash	7,130	18,333	(6,179)	(13,403)
Cash and cash equivalents, including restricted cash, at beginning of period	17,758	75,581	31,067	107,317
Cash and cash equivalents, including restricted cash, at end of period	$24,888	$93,914	$24,888	$93,914

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Reconciliation of Adjusted Cash Flow to Net Earnings:
Net earnings	$2,258	$2,190	$1,086	$10,756
Add (subtract):
Income tax provision	759	1,022	357	3,641
Depreciation and amortization	6,936	6,008	21,289	16,109
Gains on sales of property	(663)	(771)	(1,429)	(1,709)
Stock-based compensation expense	389	254	1,044	712
Change in contingent consideration liability	—	—	(2,566)	—
Inventory liquidation gains	(4,890)	—	(2,922)	(2,062)
Inventory valuation losses	—	5,122	—	—
Net change in fair value contracts	(35)	(1,254)	(335)	(1,884)
Adjusted cash flow	$4,754	$12,571	$16,524	$25,563

Reconciliation of Adjusted net earnings (losses) and earnings
(losses) per common share (Non-GAAP) to Net Earnings:
Net earnings	$2,258	$2,190	$1,086	$10,756
Add (subtract):
Gains on sales of property	(663)	(771)	(1,429)	(1,709)
Stock-based compensation expense	389	254	1,044	712
Change in contingent consideration liability	—	—	(2,566)	—
Net change in fair value contracts	(35)	(1,254)	(335)	(1,884)
Inventory liquidation gains	(4,890)	—	(2,922)	(2,062)
Inventory valuation losses	—	5,122	—	—
Tax effect of adjustments to earnings (losses)	1,092	(704)	1,304	1,038
Adjusted net (losses) earnings	$(1,849)	$4,837	$(3,818)	$6,851

Adjusted (losses) earnings per common share	$(0.72)	$1.09	$(1.49)	$1.55

Reconciliation of Adjusted Cash Flow to Net Cash
Provided By Operating Activities:
Net cash provided by operating activities	$11,446	$40,010	$7,838	$15,832
Add (subtract):
Income tax provision (benefit)	759	1,022	357	3,641
Deferred income taxes	(773)	1,429	(3)	1,761
Provision for doubtful accounts	(39)	12	(29)	20
Inventory liquidation gains	(4,890)	—	(2,922)	(2,062)
Inventory valuation losses	—	5,122	—	—
Changes in assets and liabilities	(1,749)	(35,024)	11,283	6,371
Adjusted cash flow	$4,754	$12,571	$16,524	$25,563

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